EXHIBIT 4

"THE SECURITY FOR THIS INSTRUMENT IS SUBORDINATED TO THE LIEN IN FAVOR OF THE SENIOR OBLIGATIONS (AS DEFINED IN THE INTERCREDITOR AND SUBORDINATION AGREEMENT HEREINAFTER REFERRED TO) PURSUANT TO, AND TO THE EXTENT PROVIDED IN, THE INTERCREDITOR AND SUBORDINATION AGREEMENT DATED AS OF DECEMBER 18, 1997, MADE BY BANKERS TRUST COMPANY IN FAVOR OF THE SENIOR LENDER (AS DEFINED THEREIN), WITH SUCH OTHER RESTRICTIONS APPLICABLE TO THIS INSTRUMENT AS STATED THEREIN."

                         SECOND RESTRUCTURING AGREEMENT

                  THIS SECOND RESTRUCTURING AGREEMENT (this "AGREEMENT") dated as of February 26, 1999 among AUTOMATIC SYSTEMS DEVELOPERS, INC., a New York corporation having its chief executive office and principal place of business at 1 Industry Street, Poughkeepsie, New York 12603 (the "COMPANY"), ASD GROUP, INC., a Delaware corporation having its chief executive office and principal place of business at 1 Industry Street, Poughkeepsie, New York 12603 ("ASD GROUP", and together with the Company, the "BORROWERS"), High Technology Computers, Inc., a New York corporation having its chief executive office and principal place of business at 1 Industry Street, Poughkeepsie, New York 12603 ("COMPUTERS"), Netcomp, Inc., formerly known as ASD Office Systems, Inc., a New York corporation having its chief executive office and principal place of business at 1 Industry Street, Poughkeepsie, New York 12603 ("NETCOMP", and together with Computers, the "GUARANTORS"), and BANKERS TRUST COMPANY, a New York banking corporation having an address at One Bankers Trust Plaza, 130 Liberty Street, New York, New York 10006 ("BTCO").

                                    RECITALS

                  WHEREAS, the Borrowers, the Guarantors and BTCo are parties to a Restructuring Agreement dated as of December 19, 1997 (the "FIRST RESTRUCTURING AGREEMENT") under which the parties agreed to restructure the Borrowers' obligations to BTCo under the Existing Loan Documents (as defined in the First Restructuring Agreement);

                  WHEREAS, in connection with the First Restructuring Agreement, the Borrowers, jointly and severally, executed an Amended and Restated Secured Consolidated Term Note, dated December 19, 1997 (as amended, supplemented or otherwise modified from time to time, the "1997 NOTE"), in favor of BTCo in the original principal amount of $2,801,133;

                  WHEREAS, the 1997 Note is secured by, among other things, (1) certain property of the Company, Computers and Netcomp referenced in an Amended and Restated Security Agreement dated as of December 19, 1997 (the "SECURITY AGREEMENT") among the Company, Computers, Netcomp and BTCo; (2) a certain mortgage dated September 17, 1991 on ASD Group's real property and improvements thereon located in the Town of LaGrange, County of Dutchess, State of New York (the "ASD GROUP PROPERTY"), as heretofore modified, extended, spread and assumed, from ASD Group to Poughkeepsie Savings Bank ("PSB"), as predecessor in interest to BTCo (the "ASD GROUP MORTGAGE"); (3) certain mortgages each dated July 24, 1987 on the Company's real property and improvements thereon located in the Town of Poughkeepsie, County of Dutchess, State of New York (the "ASD PROPERTY"), as heretofore modified, extended, spread and assumed, from the Company to PSB, as predecessor in interest to BTCo (the "ASD MORTGAGE", and together with the ASD Group Mortgage (as modified, extended, spread and assumed), the "MORTGAGES");

                  WHEREAS, the indebtedness of the Borrowers to BTCo is guarantied by the Guarantors pursuant to separate guaranties, each dated October 22, 1993 (the "GUARANTIES", and each a "GUARANTY"), in favor of PSB, and assigned to BTCo and reaffirmed and ratified by the Guarantors in the First Restructuring Agreement;

                  WHEREAS, in connection with the First Restructuring Agreement, ASD Group delivered to BTCo a Warrant to Purchase 100,000 shares of common stock of ASD Group at an exercise price of $4.50 dated December 28, 1997 (the "ORIGINAL WARRANT");

                  WHEREAS, BTCo and the Borrowers are parties to an Option and Forbearance Agreement dated as of June 26, 1998 (the "OPTION AGREEMENT", and collectively with the First Restructuring Agreement, the Security Documents (as defined below), the Guaranties and all related documents, agreements and instruments executed in connection therewith, as any of the foregoing have been amended, modified or otherwise supplemented, the "EXISTING LOAN DOCUMENTS");

                  WHEREAS, the Borrowers and the Guarantors acknowledge that as of the date hereof, there is due and owing $ 2,501,132.64 under the 1997 Note, plus accrued interest (including interest at the default rate provided in the 1997 Note), fees and expenses, all without defense, offset, claim or counterclaim of any kind;

                  WHEREAS, the Borrowers and the Guarantors have requested that BTCo agree to restructure the Borrowers' obligations to BTCo under the Existing Loan Documents; and

                  WHEREAS, upon the terms and subject to the conditions set forth herein, BTCo is willing to restructure the Borrowers' obligations to BTCo under the Existing Loan Documents.

                                    AGREEMENT

                  In consideration of the Recitals and of the mutual promises and covenants contained herein, BTCo, the Company, ASD Group, Computers and Netcomp agree as follows:

                  SECTION 1. DEFINITIONS. As used in this Agreement, the following terms shall have the following meanings specified below (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

                  "ASD ASSIGNMENT OF LEASES AND RENTS" shall mean the Assignment of Leases and Rents on the ASD Property dated July 24, 1987 from the Company to PSB, as predecessor in interest to BTCo.

                  "ASD GROUP ASSIGNMENT OF LEASES AND RENTS" shall mean the Assignment of Leases and Rents on the ASD Group Property dated September 17, 1991 from ASD Group to PSB, as predecessor in interest to BTCo.

                  "BUSINESS DAY" shall mean a day other than a Saturday, Sunday, or other day on which commercial banks in New York are authorized or required by law to close.

                  "COLLATERAL" shall have the meaning given to such term in the Security Agreement.

                  "INDEBTEDNESS" shall mean, at any time and with respect to any Person, (i) all indebtedness of such Person for borrowed money, (ii) all indebtedness of such Person for the deferred purchase price of property or services, (iii) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments (other than performance, surety and appeal bonds arising in the ordinary course of business), (iv) all indebtedness of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (v) all obligations of such Person under leases which have been or should be, in accordance with generally accepted accounting principles, consistently applied ("GAAP"), recorded as capital leases, to the extent required to be so recorded,
(vi) all reimbursement, payment or similar obligations of such Person, contingent or otherwise, under acceptance, letter of credit or similar facilities, (vii) all Indebtedness referred to in clauses (i) through (vi) above guaranteed directly or indirectly by such Person, or in effect guaranteed directly or indirectly by such Person through an agreement (A) to pay or purchase such Indebtedness or to advance or supply funds for the payment or purchase of such Indebtedness, (B) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Indebtedness or to assure the holder of such Indebtedness against loss in respect of such Indebtedness, (C) to supply funds to or in any other manner invest in the debtor (including any agreement to pay for property or services irrespective of whether such property is received or such services are rendered) or (D) otherwise to assure a creditor against loss in respect of such Indebtedness, and (viii) all Indebtedness referred to in clauses (i) through (vii) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness.

                  "INDEMNITY AGREEMENTS" shall mean (i) the Indemnity Agreement dated October 22, 1993 from the Company, together with ASD Group, the Guarantors and High Technology Solutions, Inc. ("SOLUTIONS"), in favor of PSB, as BTCo's predecessor in interest, and (ii) the Indemnity Agreement dated October 23, 1993, from ASD Group, together with the Company, the Guarantors and Solutions, in favor of PSB, as BTCo's predecessor in interest.

                  "INTERCREDITOR AGREEMENT" shall mean the Intercreditor and Subordination Agreement dated as of December 18, 1997 (as the same may be amended, supplemented or otherwise modified from time to time) between BTCo and PNC Bank, National Association ("PNC").

                  "LIEN" shall mean any mortgage, pledge, security interest, encumbrance, lien or charge of any kind whatsoever (including any conditional sale or other title retention agreement or any lease in the nature thereof).

                  "LOAN PARTIES" shall mean the Borrowers and the Guarantors.

                  "NEW LOAN DOCUMENTS" shall mean this Agreement, the New Term Note (as defined below), the Guaranties, the Security Documents, any ancillary documentation which is required or otherwise executed to perfect the Liens pledged, reaffirmed, ratified and granted to BTCo pursuant to the Security Documents, and all other documents and instruments delivered in connection herewith and therewith, all as amended, supplemented, or otherwise modified from time to time.

                  "NEW WARRANT" shall mean the Warrant to Purchase 100,000 shares of common stock of ASD Group at an exercise price of $2.00 per share dated even date herewith from ASD Group in favor of BTCo.

                  "PERSON" shall mean any natural person, corporation, division of a corporation, partnership, trust, joint venture, association, company, estate, unincorporated organization or government or any agency or political subdivision thereof.

                  "PNC CREDIT AGREEMENT" shall mean the Revolving Credit, Term Loan and Security Agreement, dated as of December 18, 1997, among the Company, Computers and PNC as amended, modified or otherwise supplemented from time to time.

                  "PNC LIENS" shall mean the liens and mortgages in favor of PNC pursuant to the PNC Credit Agreement.

                  "SECURITY DOCUMENTS" shall mean the Mortgages, the Security Agreement, the ASD Assignment of Leases and Rents and the ASD Group Assignment of Leases and Rents (as any of the foregoing may be amended, modified, or otherwise supplemented from time to time).

                  SECTION 2. EFFECTIVENESS. The provisions of this Agreement shall not be effective unless the transactions contemplated by this Agreement are closed on or prior to March 19, 1999 (the "CLOSING DATE"). In the event that the transactions contemplated by this Agreement do not occur on or prior to the Closing Date, then all claims and rights of the parties hereto are reserved and this Agreement shall be terminated and of no force and effect and no mention or other use of it may be made in any court proceeding or for any other purpose whatsoever. The Closing Date may be extended by written agreement of all of the parties to this Agreement.

                  SECTION 3. LOAN REDUCTION PAYMENT. On the Closing Date, the Borrowers shall pay $250,000 to BTCo in immediately available funds to reduce the Borrowers' obligations under the Existing Loan Documents (the "LOAN REDUCTION PAYMENT").

                  SECTION 4. AMENDMENT AND RESTATEMENT OF THE NEW TERM NOTE. The Borrowers shall execute and deliver to BTCo an amended and restated secured consolidated note in the form of Exhibit A (the "NEW TERM Note"). The New Term Note shall be executed and delivered in replacement of and substitution for, but not payment of, the 1997 Note. The New Term Note shall be dated as of the date of this Agreement and shall be in the principal amount of $550,000. No interest shall accrue on the New Term Note (unless an Event of Default (as defined below) shall have occurred. The principal and all other amounts due under the terms of the New Term Note shall be payable on February 26, 2001.

                  SECTION 5. RIGHT OF SETOFF. BTCo is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other Indebtedness at any time owing by BTCo to or for the credit or the account of any of the Loan Parties against any and all of the Borrowers' and Guarantors' obligations under the New Loan Documents (including all extensions, amendments, restatements, modifications, supplements and renewals thereof, the "OBLIGATIONS"), irrespective of whether or not BTCo shall have made any demand under the New Loan Documents and although such Obligations may be unmatured. BTCo agrees promptly to notify the Loan Parties after any such setoff and application made by BTCo, PROVIDED that the failure to give such notice shall not affect the validity of such setoff and application. The rights of BTCo under this Section are in addition to other rights and remedies which BTCo may have upon the occurrence and during the continuance of any Event of Default.

                  SECTION 6. REIMBURSEMENT OF EXPENSES. The Borrowers shall reimburse BTCo within five (5) days of its written demand, for the amount of all reasonable costs and expenses incurred by BTCo at any time after the actual date (as opposed to the effective date) of execution of this Agreement in connection with (i) the negotiation, preparation, execution and delivery of any document relating to the refinancing, restructuring or reorganization (including in a bankruptcy proceeding) of any New Loan Document or obligation thereunder; and
(ii) the enforcement or collection or attempted enforcement or collection of any New Loan Document or obligation thereunder and any matter related thereto (including in a bankruptcy proceeding); including, without limitation, the fees and out-of-pocket expenses of any legal counsel, accountants, appraisers and experts retained or hired by BTCo in connection with clauses (i) and (ii) of this Section. At BTCo's option, BTCo may apply any payments made pursuant to
Section 4 of this Agreement to any such costs and expenses, whether or not BTCo has made demand therefor.

                  SECTION 7. COLLATERAL. Each of the Borrowers and the Guarantors hereby reaffirms and ratifies all representations, warranties and covenants contained in the Security Documents to which it is a party, and confirms that the Security Documents secure the Obligations under the New Term Note.

                  SECTION 8. AMENDMENTS OF SECURITY AGREEMENT AND MORTGAGE MODIFICATION AGREEMENT.

                           (a) All references in the Security Agreement to
"Obligations" shall be deemed to be "Obligations" as defined in this Agreement.

                           (b) All references in the Mortgage Modification
Agreement (as defined in the First Restructuring Agreement) to the "Consolidated Note" shall be deemed to be references to the "New Term Note" as defined in this Agreement.

                           (c) The execution, delivery and effectiveness of this
Agreement shall not, except as expressly provided herein, amend, waive or modify any of the terms and provisions of the New Loan Documents, and each such New Loan Document shall remain in full force and effect and is hereby ratified and confirmed.

                  SECTION 9.  GUARANTIES.

                           (a) Each of the Guarantors hereby consents to the
terms and provisions of this Agreement, the New Term Note and all documents and agreements to be executed or delivered in connection herewith or therewith, and reaffirms, ratifies, confirms and acknowledges, that its liability, and BTCo's rights, under their respective Guaranties shall be unaffected by the amendment and restatement of the 1997 Note in the form of the New Term Note and shall remain in full force and effect through the final and indefeasible payment of all sums owed to BTCo under the New Loan Documents.

                           (b) Each of the Guarantors hereby covenants,
warrants and represents that it has been represented by counsel of its choice in connection with the execution and delivery of this Agreement and the other New Loan Documents to which it is a party and has executed and delivered this Agreement and the other New Loan Documents to which it is a party freely, voluntarily and without coercion or duress.

                           (c) Each of the Guarantors hereby (i) agrees that
its liability to BTCo as a guarantor of the New Term Note and all other obligations of the Borrowers to BTCo is absolute and unconditional, irrespective of the validity or enforceability of the Borrowers' obligations to BTCo or any New Loan Document, including the Guaranties; and (ii) agrees that it will not assert, and hereby unconditionally waives, any right of setoff or recoupment, counterclaim or defense of any nature whatsoever (including, without limitation, all defenses based on suretyship or impairment of collateral, and all defenses which the Borrowers may assert on the underlying debt, including failure of consideration, breach of warranty, fraud, payment, statute of frauds, bankruptcy, lack of legal capacity, statute of limitations, lender liability, accord and satisfaction, and usury) to payment of any obligations under its Guaranty or this Agreement; and (iii) disclaims the existence of or reliance upon any representations by BTCo, oral or written.

                           (d) Each of the Guarantors hereby agrees that if
either of the Borrowers is the subject of a proceeding under Title 11 of the United States Code (the "BANKRUPTCY CODE"), it will not assert that the pendency of such action or any order entered in such action is a defense to the timely payment of its obligations to BTCo under its Guaranty.

                           (e) Each of the Guarantors hereby subordinates any
and all rights of payment in its favor with respect to any Indebtedness owing to any Guarantor by either of the Borrowers, to the prior payment and satisfaction in full of any and all Indebtedness owing by the Borrowers to BTCo under the terms of the New Loan Documents. Each of the Guarantors further agrees not to assert any rights of subrogation with respect to its Guaranty and hereby waives all claims and rights of reimbursement, contribution and indemnity against the Borrowers.

                  SECTION 10. REAFFIRMATION OF INDEMNITY AGREEMENTS. Each of the Borrowers and the Guarantors hereby reaffirms, ratifies, confirms and acknowledges, that its obligations, and

BTCo's rights, under the Indemnity Agreements, shall be unaffected by this Agreement and the other New Loan Documents and shall survive the payment in full of the Term Note and the release of the Security Documents.

                  SECTION 11. TERMINATION OF OPTION. Effective as of the date hereof, the Option (as such term is defined in the Option Agreement) is hereby terminated and all references in the Option Agreement to the Option shall be of no further force and effect; PROVIDED, HOWEVER, that the remaining provisions of the Option Agreement shall be unaffected by this Agreement and shall survive the payment in full of the New Term Note and the release of the Security Documents.

                  SECTION 12. REPRESENTATIONS AND WARRANTIES. Each of the Borrowers and the Guarantors represents and warrants as follows:

                           (a) It is a New York corporation (except ASD Group,
which is a Delaware corporation), duly organized, validly existing and in good standing under the laws of the State of New York (or, in the case of ASD Group, the State of Delaware) and is in good standing under the laws of each other state in which it does business, and has all the requisite power and authority to execute and deliver, and to perform all of its obligations under, this Agreement, the New Term Note and the other New Loan Documents as are necessary to consummate the transactions herein contemplated.

                           (b) It maintains offices at the address set forth
above for it and maintains all of its business records at such address.

                           (c) The Company and ASD Group, respectively, are the
legal and beneficial owners of, and have good and marketable title to, the ASD Property and the ASD Group Property, respectively, free and clear of any lien, security interest, charge or encumbrance except for the Mortgages and the PNC Liens. The Mortgages are valid second priority mortgage liens against the ASD Property and the ASD Group Property. The ASD and ASD Group Assignments of Leases and Rents are valid second priority assignments of the collateral set forth therein, and except to the extent any rents assigned thereunder are determined not to be property of either of the Borrowers, or such Borrower's estate in any proceeding under the Bankruptcy Code in which such Borrower is a debtor or alleged debtor, such rents shall constitute "Cash Collateral" as such term is defined in section 363 of the Bankruptcy Code, notwithstanding any action or inaction on the part of BTCo with respect to the Assignments of Leases and Rents.

                           (d) Neither the execution or delivery of this
Agreement, the New Term Note or any of the other New Loan Documents, nor the consummation of the transactions herein or therein contemplated, will result in a breach of any term of, or constitute a default under, or constitute an event which with notice or lapse of time or both will result in a breach of or constitute a default under, any agreement, indenture, mortgage, deed of trust, equipment lease, instrument or other document to which any of the Loan Parties is a party, or conflict with any law, order, rule or regulation applicable to any of the Loan Parties or of any court or any federal or state government, regulatory body, or administrative agency or any other governmental body having jurisdiction over its property.

                           (e) No authorization, approval or other action by,
or notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by any of the Loan Parties of this Agreement or any of the other New Loan Documents.

                           (f) This Agreement and the other New Loan Documents
are and will be the legal, valid and binding obligation of each party thereto, enforceable against such party in accordance with its respective terms.

                           (g) There is no pending or threatened action or
proceeding affecting any of the Loan Parties before any court, governmental agency or arbitrator which may materially adversely affect the ability of any of the Loan Parties to perform its obligations under this Agreement or any of the other New Loan Documents or would purport to affect the legality, validity or enforceability of this Agreement or any of the other New Loan Documents.

                           (h) The obligations of the Borrowers to repay all
amounts due under the New Term Note and the other New Loan Documents, together with all costs and expenses thereunder, are absolute and unconditional, and the Borrowers may not assert, and hereby unconditionally waive, any right of setoff or recoupment, counterclaim or defense of any nature whatsoever to payment of any obligations under any New Loan Document to BTCo.

                           (i) Upon the effectiveness of this Agreement, there
are no defaults or Events of Default which have occurred and are continuing under any of the Existing Loan Documents.

                           (j) BTCo has no obligation to make advances or
extend any financial accommodations to any of the Loan Parties.

                           (k) The obligations of the Guarantors under the
Guaranties are absolute and unconditional, irrespective of the validity or enforceability of the Guaranties or the Borrowers' obligations to BTCo, and the Guarantors may not assert any right of setoff or recoupment, counterclaim or defense of any nature whatsoever to payment of any of its obligations under its respective Guaranty and this Agreement.

                  SECTION 13.  AFFIRMATIVE COVENANTS.

                  From the date hereof and for so long as any amount shall remain outstanding under the New Term Note or unpaid under this Agreement, each of the Borrowers agrees that it will:

                           (a) Deliver to BTCo promptly after becoming aware
thereof, notice of the commencement of any litigation or governmental investigation affecting either of the Borrowers, which, if adversely determined, is likely to have a material adverse effect on (i) the condition (financial or otherwise), operations, properties, performance or prospects of either of the Borrowers, (ii) the legality, validity or enforceability of this Agreement or any other New Loan Document or (iii) the ability of either of the Borrowers to carry out its obligations under this Agreement, the New Term Note or any of the other New Loan Documents to which it is a party.

                           (b) Deliver to BTCo simultaneously with delivery of
same to PNC, copies of all documents relating to the condition (financial or otherwise), operations, properties, performance or prospects of either of the Borrowers, which are required to be delivered to PNC pursuant to the PNC Credit Agreement.

                           (c) Deliver to BTCo within five (5) Business Days
after becoming aware of the occurrence of an Event of Default continuing on the date of such statement, a statement of the Borrowers setting forth the details of such Event of Default and the action taken or proposed to be taken by the Borrowers with respect thereto.

                           (d) Deliver to BTCo promptly, from time to time, such
other information regarding the business affairs and financial condition of each of the Borrowers as BTCo may reasonably request.

                           (e) Allow BTCo to send representatives, including
accountants and financial consultants, to its premises to examine its books, records, operations and assets and give BTCo and its representatives reasonable access to the personnel of such Borrower.

                           (f) Do or cause to be done all things necessary to
preserve, renew and keep in full force and effect its corporate existence, material rights, licenses, permits and franchises.

                           (g) Comply in all material respects with all laws
and regulations applicable to it, except where the failure to so comply is not likely to have a material adverse effect on (i) the condition (financial or otherwise), operations, properties, performance or prospects of either of the Borrowers, (ii) the legality, validity or enforceability of this Agreement or any other New Loan Document or (iii) the ability of either of the Borrowers to carry out its obligations under this Agreement or any other New Loan Document to which it is a party.

                           (h) Maintain all its material properties and assets
in good working condition, reasonable wear and tear excepted.

                           (i) Pay all its obligations promptly and in
accordance with their terms and pay and discharge promptly all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or in respect of its properties before the same shall become in default (except for taxes, assessments and governmental charges or levies that are being contested in good faith and by proper proceedings and with respect to which appropriate reserves are being maintained by it in accordance with GAAP), as well as all lawful claims for labor, materials, and ssupplies or otherwise which, if unpaid, might become a Lien upon such properties or any part thereof.

                           (j) (i) Keep all its insurable properties and
properties in which each Loan Party has an interest insured against the hazards of fire, flood, sprinkler leakage, those hazards covered by extended coverage insurance and such other hazards, and for such amounts, as is customary in the case of companies engaged in businesses similar to such Loan Party's including, without limitation, business interruption insurance; (ii) Maintain insurance in such amounts as is customary in the case of companies engaged in businesses similar to such Loan Party insuring against larceny, embezzlement or other criminal misappropriation of insured's officers and employees who may either singly or jointly with others at any time have access to the assets or funds of such Loan Party either directly or through authority to draw upon such funds or to direct generally the disposition of such assets; (iii) Maintain public and product liability insurance against claims for personal injury, death or property damage suffered by others; (iv) Maintain all such worker's compensation or similar insurance as may be required under the laws of any state or jurisdiction in which such Loan Party is engaged in business; (v) Furnish BTCo with (1) copies of all policies and evidence of the maintenance of such policies by the renewal thereof at least thirty (30) days before any expiration date, and
(2) appropriate loss payable endorsements in form and substance satisfactory to BTCo, naming BTCo as a co-insured and loss payee as its interest may appear with respect to all insurance coverage referred to in clauses (i) and (iii) above, and providing that all proceeds thereunder shall be payable to BTCo, no such insurance shall be affected by any act or neglect of the insured or owner of the property described in such policy, and that such policy and loss payable clauses may not be canceled, amended or terminated unless at least thirty (30) days' prior written notice is given to BTCo. In the event of any loss thereunder, the carriers named therein hereby are directed by BTCo and the applicable Loan Party to make payment for such loss to BTCo and not to such Loan Party and BTCo jointly. If any insurance losses are paid by check, draft or other instrument payable to any Loan Party and BTCo jointly, BTCo may endorse such Loan Party's name thereon and do such other things as BTCo may deem advisable to reduce the same to cash. BTCo is hereby authorized to adjust and compromise claims under insurance coverage referred to in clauses (i) and (ii) above. All loss recoveries received by BTCo upon any such insurance may be applied to the Obligations, in such order as BTCo, in its sole discretion, shall determine. Any surplus shall be paid by BTCo to the Loan Parties or applied as may be otherwise required by law. Any deficiency thereon shall be paid by the Loan Parties to BTCo, on demand. Anything hereinabove to the contrary notwithstanding, and subject to the fulfillment of the conditions set forth below, BTCo shall remit to the Loan Parties insurance proceeds received by BTCo during any calendar year under insurance policies procured and maintained by the Loan Parties which insure the Loan Parties' insurable properties to the extent such insurance proceeds do not exceed $50,000 in the aggregate during such calendar year or $30,000 per occurrence. In the event the amount of insurance proceeds received by BTCo for any occurrence exceeds $30,000, then BTCo shall not be obligated to remit the insurance proceeds to the Loan Parties unless the Loan Parties shall provide BTCo with evidence reasonably satisfactory to BTCo that the insurance proceeds will be used by the Loan Parties to repair, replace or restore the insured property which was the subject of the insurable loss. In the event the Loan Parties have previously received (or, after giving effect to any proposed remittance by BTCo to the Loan Parties, would receive) insurance proceeds which equal or exceed $50,000 in the aggregate during any calendar year, then BTCo may, in its sole discretion, either remit the insurance proceeds to the Loan Parties upon the Loan Parties providing BTCo with evidence reasonably satisfactory to BTCo that the insurance proceeds will be used by the Loan Parties to repair, replace or restore the insured property which was the subject to the insurable loss, or apply the proceeds to the Obligations, as aforesaid. The agreement of BTCo to remit insurance proceeds in the manner above provided shall be subject in each instance to satisfaction of each of the following conditions: (x) No Event of Default shall then have occurred, and (y) the Loan Parties shall use such insurance proceeds to repair, replace or restore the insurable property which was the subject of the insurable loss and for no other purpose. This subsection is subject to the provisions of the PNC Credit Agreement.

                  SECTION 14. NEGATIVE COVENANTS. From the date hereof and for so long as any amount shall remain outstanding under the New Term Note or unpaid under this Agreement, each of the Borrowers agrees that it shall not, without the prior written consent of BTCo:

                           (a) Sell, assign or otherwise dispose of (i) its
assets (except as contemplated in Section 17) substantially as an entirety or individually to another Person or (ii) any of its right, title or interest in or to any of the Collateral (as defined in the Security Agreement) other than sales of Collateral approved by BTCo provided that BTCo shall, subject to the terms of the Intercreditor Agreement, receive either all sale proceeds (net of reasonable sale commissions) thereof or substitute Collateral acceptable to BTCo on which BTCo shall be granted a second priority security interest (junior only to the PNC Liens) and which shall be insured and otherwise subject to all of the provisions of the New Loan Documents applicable to Collateral.

                           (b) Make any transfer, including payments or grants
of security interests, to any insider, as such term is defined in section 101(31) of the Bankruptcy Code, with the exception of the payment of reasonable salaries or reimbursement of reasonable out-of-pocket expenses incurred in the ordinary course of its business to its directors and officers and other employees.

                           (c) Incur any indebtedness, liability or other
obligation, other than in the ordinary course of business.

                           (d) Grant, suffer or permit to exist any Lien,
security interest or other encumbrance on any Loan Party's assets, whether involuntarily, by operation of law or otherwise, except for (i) the PNC Liens; and (ii) such Liens and security interests in favor of BTCo which currently exist, are granted hereunder or which may be hereafter granted to BTCo by any of the Loan Parties.

                           (e) Consolidate or merge into, or transfer its
properties or assets substantially as an entirety to, another Person.

                           (f) Make any material change in its existing capital
structure.

                           (g) Cancel any claim against any Person or any debt
owing to it, except for consideration and in the ordinary course of business.

                           (h) Declare, pay or make any dividend or distribution
on any shares of the common or preferred stock of any of the Loan Parties (other than dividends or distributions payable in its stock, or split-ups or reclassifications of its stock) or apply any of such Loan Party's funds, property or assets to the purchase, redemption or other retirement of any common or preferred stock, or of any options to purchase or acquire any such shares of common or preferred stock of any of the Loan Parties.

                           (i) Repay more than $300,000 in the aggregate of
principal due under the Becker Group Loans (as defined in the PNC Credit Agreement).

                  SECTION 15. EVENTS OF DEFAULT; REMEDIES. Each of the following shall constitute a default (an "EVENT OF DEFAULT") under this
Agreement:

                           (a) The Loan Parties shall fail to pay when due any
amount in respect of this Agreement, the New Term Note or any other New Loan Document;

                           (b) Any of the Loan Parties shall fail to comply with
any covenant or agreement contained in this Agreement or any of the other New Loan Documents, and such failure remains unremedied for a period of ten days after notice from BTCo, except that no such notice shall be required in the event that any of the Loan Parties fails to comply with any covenants contained in Section 14 of this Agreement;

                           (c) Any representation or warranty of any of the
Loan Parties contained in this Agreement or any of the other New Loan Documents shall be false, misleading, or incorrect in any material respect;

                           (d) Any action is taken in respect of the
dissolution, liquidation, winding up or cessation of any of the Loan Parties' business, or any of the Loan Parties shall fail to pay its debts as they mature or admits in writing its inability to pay its debts as they mature; or any of the Loan Parties calls a meeting of its creditors for purposes of compromising its debts;

                           (e) Any of the Loan Parties shall be the subject of
any bankruptcy, insolvency, arrangement, reorganization, receivership or similar proceeding under any federal or state law and, in the event any such proceeding is commenced against such Loan Party, such proceeding is not dismissed within forty-five (45) days;

                           (f) Any of the Loan Parties shall (i) fail to pay
its debts as they mature or admit in writing its inability to pay its debts as they mature or its inability to pay its debts generally or (ii) make a general assignment for the benefit of its creditors;

                           (g) The appointment of a receiver or conservator for
any of the Loan Parties' property;

                           (h) A material adverse change in the condition
(financial or otherwise), operations, business, or properties of any of the Loan Parties since the date hereof;

                           (i) There shall exist an attachment or distraint of
any funds or other property in which any of the Loan Parties has rights which may be in, or come into, the possession or control of BTCo or any other party acting for or on behalf of BTCo or which comprises BTCo's security interest;

                           (j) BTCo's security interest in any funds or
property in which any of the Loan Parties has rights becomes subject at any time to any mandatory order of any court or other legal process;

                           (k) Any judgment or order for the payment of money
against any of the Loan Parties shall be entered and remain undischarged or unbonded for ten (10) days; or

                           (l) Any Event of Default (as defined in the PNC
Credit Agreement) shall have occurred under the PNC Credit Agreement;
then, and in any such event and at any time thereafter during the continuance of such event, BTCo may, upon written notice to the Borrowers, (i) declare all of the Obligations to be immediately due and payable, in which case all of the Obligations shall automatically become immediately due and payable without any requirement of notice to the Loan Parties), without presentment, demand, protest or any other requirement or obligation of BTCo and (ii) exercise any and all remedies available to BTCo under this Agreement and any other New Loan Document.

                  SECTION 16. CONDITIONS TO EFFECTIVENESS OF THIS AGREEMENT. This Agreement shall become effective when, and only when BTCo shall have received, (a) counterparts of this Agreement duly executed by each of the Loan Parties; (b) the Loan Reduction Payment in immediately available funds; (c) all costs, fees and expenses, including without limitation, attorneys' fees, incurred by BTCo in connection with the restructuring of the obligations of the Borrowers to BTCo under the Existing Loan Documents (including, without limitation, all of the transactions set forth herein); and (d) all of the following documents, each document (unless otherwise indicated) being dated the date of receipt thereof by BTCo (which date shall be the same for all such documents) and being duly executed by the parties thereto:

                  (i) the New Term Note;

                  (ii) an opinion of Broad and Cassel, counsel to the Loan Parties, in substantially the form annexed as Exhibit B;

                  (iii) the New Warrant in replacement of the Original Warrant;

                  (iv) an officer's certificate, in form and substance satisfactory to BTCo, certifying (A) that attached thereto are true, complete and correct copies of the resolutions of the boards of directors of each of the Loan Parties approving the execution of this Agreement and the other New Loan Documents;
                  (B) that attached thereto are true, complete and correct copies of the by-laws of each of the Loan Parties, as in effect on the date of the certificate; and (C) that the Certificates of Incorporation of each of the Loan Parties have not been amended since the dates of the last amendments thereto as indicated on the certificates furnished pursuant to clause (vii) below;

                  (v) incumbency certificates, in form and substance satisfactory to BTCo, certifying the names and signatures of the persons authorized to execute this Agreement and the other New Loan Documents on behalf of the Loan Parties;

                  (vi) copies of Certificates of Incorporation for each of the Loan Parties, as amended;

                  (vii) certificates of the secretary of state or similar governmental office for the jurisdiction in which such corporation is incorporated, dated as of a recent date, as to the good standing of and payment of taxes by each of the Loan Parties; and

                  (viii) PNC's written consent to this Agreement, in the form annexed as Exhibit C.

                  (ix) such other documents, instruments, opinions, evidence, materials, and information as BTCo may reasonably request.

         SECTION 17. RELEASE OF MORTGAGES AND ASSIGNMENTS OF LEASES AND RENTS. Each of the parties acknowledges and agrees that the Company is currently in the process of negotiating the sale of all or a part of the ASD Property and/or the ASD Group Property or a refinancing of the entire Indebtedness secured by the Mortgages. BTCo acknowledges and agrees that PNC Bank has a prior lien on the ASD Property and ASD Group Property. BTCo acknowledges and agrees that any and all proceeds from the sale of the ASD Property and/or ASD Group Property or refinancing of the entire Indebtedness secured by the Mortgages will be paid to PNC. In the event of a sale by the Company or ASD Group, as the case may be, of the ASD Property or the ASD Group Property or the refinancing of the entire Indebtedness secured by the Mortgages, BTCo and PNC shall release all necessary liens, including the ASD Mortgage or the ASD Group Mortgage as the case may be.

                  SECTION 18. REINSTATEMENT OF EXISTING OBLIGATIONS. If at any time, payment of all or any part of the Loan Reduction

Payment is rescinded or must otherwise be returned by BTCo upon insolvency, bankruptcy or reorganization of any Loan Party or otherwise, the Obligations (as defined in the First Restructuring Agreement and as evidenced by the 1997 Note) shall be reinstated.

                  SECTION 19. NOTICES. Notices, requests and other communications under this Agreement and any other New Loan Document shall be in writing and may be delivered to the parties hereto personally or sent by facsimile transmission or first class mail, return receipt requested, addressed as follows, and if sent by mail, shall be deemed to have been delivered on the date such notice, request or other communication shall have been deposited in a stamped, addressed envelope with any post office of the U.S. Postal Service:

                           If to the Borrowers or the Guarantors:

                           c/o ASD Group, Inc.
                           1 Industry Street
                           Poughkeepsie, New York 12603
                           Attention: Peter C. Zachary
                           (Telecopier No. 914-452-3071)

                           With a copy to:

                           Broad and Cassel
                           Miami Center
                           201 South Biscayne Boulevard
                           Suite 3000
                           Miami, Florida 33131
                           Attention: Linda C. Frazier, Esq.
                                      Dale S. Bergman, P.A.
                           (Telecopier No. (305) 373-9443)

                           If to BTCo:

                           Bankers Trust Company
                           One Bankers Trust Plaza
                           130 Liberty Street, 25th Floor
                           New York, New York 10006
                           Attention:  Mr. Thomas J. O'Brien
                                       Principal
                           (Telecopier No. (212) 669-0743)

                           With a copy to:

                           Luskin, Stern & Eisler LLP
                           330 Madison Avenue, Suite 3400
                           New York, NY  10017
                           Attention:  Richard Stern, Esq.
                           (Telecopier No. (212) 293-2705)

                  The parties hereto may change their addresses by giving notice thereof to the other parties hereto in conformity with this section.

                  SECTION 20.  RELEASE AND INDEMNITY.

                           (a) Each of the Loan Parties hereby releases,
remises, acquits and forever discharges BTCo and BTCo's employees, agents, representatives, consultants, attorneys, fiduciaries, servants, officers, directors, partners, predecessors (including, without limitation, PSB), successors and assigns, subsidiary corporations, parent corporations and related corporate divisions (all of the foregoing hereinafter called the "RELEASED PARTIES"), from any and all actions and causes of action, judgments, executions, suits, debts, claims, demands, liabilities, obligations, damages and expenses of any and every character, known or unknown, direct and/or indirect, at law or in equity, of whatsoever kind or nature, whether heretofore or hereafter arising, for or because of any matter or things done, omitted or suffered to be done by any of the Released Parties prior to and including the date of execution hereof, and in any way directly or indirectly arising out of or in any way connected to this Agreement or the Existing Loan Documents, (all of the foregoing hereinafter called the "RELEASED MATTERS"). Each of the Loan Parties acknowledges that the agreements in this paragraph are intended to be in full satisfaction of all or any alleged injuries or damages arising in connection with the Released Matters. Each of the Loan Parties represents and warrants to BTCo that it has not purported to transfer, assign, pledge or otherwise convey any of its right, title or interest in any Released Matter to any other person or entity and that the foregoing constitutes a full and complete release of all Released Matters.

                           (b) Each of the Loan Parties hereby agrees to
indemnify and hold harmless BTCo and its directors, officers, employees and agents, including all professionals (each an "INDEMNIFIED PARTY") from and against any and all expenses, losses, claims, damages and liabilities (including, without limitation, all fees and disbursements of attorneys and other professionals) incurred by or asserted against any Indemnified Party in connection with or arising out of, relating to, or by reason of any investigation, litigation or proceeding arising out of, relating to or in connection with any claims made by any Person in any way relating to the transactions contemplated hereby, but excluding therefrom all expenses, losses, claims, damages, and liabilities arising out of or resulting from the gross negligence or willful misconduct of any Indemnified Party.

                  SECTION 21.  MISCELLANEOUS.

                           (a) This Agreement or any New Loan Document, or any
provisions hereof or thereof, may be changed, waived, or terminated only by a statement in writing signed by the party against which such change, waiver or termination is sought to be enforced and such statement shall be limited as written. No delay in enforcing or failure to enforce any right under this Agreement shall constitute a waiver of such right. No waiver by BTCo of any Event of Default hereunder shall be effective unless in writing, nor shall any waiver operate as a waiver of any other Event of Default on a future occasion.

                           (b) All representations, warranties and covenants of
the parties contained herein shall survive the execution and delivery of this Agreement and shall terminate only on full payment and performance of all their obligations to BTCo, including, without limitation, those under this Agreement, the New Term Note and the Security Documents.

                           (c) Each of the Loan Parties agrees to execute such
other and further documents and instruments as BTCo may reasonably request to implement the provisions of this Agreement and to perfect and protect the liens and security interests reaffirmed, ratified and created by the Security Documents.

                           (d) This Agreement shall be binding upon and inure
to the benefit of and be enforceable by the parties hereto, their respective successors and assigns. No other person or entity shall be entitled to claim any right or benefit hereunder, including, without limitation, the status of a third-party beneficiary of this Agreement.

                           (e) THIS AGREEMENT, TOGETHER WITH THE OTHER NEW LOAN
DOCUMENTS, CONSTITUTES THE ENTIRE AGREEMENT AND UNDERSTANDING AMONG THE PARTIES RELATING TO THE SUBJECT MATTER HEREOF, AND SUPERSEDES ALL PRIOR PROPOSALS, NEGOTIATIONS, AGREEMENTS AND UNDERSTANDINGS RELATING TO SUCH SUBJECT MATTER. IN ENTERING INTO THIS AGREEMENT, EACH OF THE LOAN PARTIES ACKNOWLEDGES THAT IT IS RELYING ON NO STATEMENT, REPRESENTATION, WARRANTY, COVENANT OR AGREEMENT OF ANY KIND MADE BY BTCO OR ANY EMPLOYEE OR AGENT OF BTCO, EXCEPT FOR THE AGREEMENTS OF BTCO SET FORTH HEREIN. THIS AGREEMENT MAY BE REGARDED AS AN AGREEMENT FOR THE LOAN OF MONEY. THE PARTIES STATE THAT THERE ARE NO OTHER AGREEMENTS, WHETHER ORAL OR WRITTEN, WHICH ARE NOT CONTAINED IN THIS AGREEMENT, THE NEW TERM NOTE, THE SECURITY DOCUMENTS, OR ANY OF OTHER NEW LOAN DOCUMENTS; AND NO SUCH AGREEMENT SHALL BE BINDING UPON THE PARTIES WHICH IS NOT STATED IN THIS AGREEMENT OR IN THE REFERENCED DOCUMENTS.

                           (f) The Loan Parties shall not assign this Agreement
or any rights or obligations hereunder, without the prior written consent of BTCo.

                           (g) BTCo may freely assign to one or more banks or
other financial institutions all or a portion of its rights and obligations under this Agreement without the prior written consent of the Loan Parties.

                           (h) The provisions of this Agreement are intended to
be severable. If any provision of this Agreement shall be held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or enforceability without in any manner affecting the validity or enforceability of such provision in any other jurisdiction or the remaining provisions of this Agreement in any jurisdiction.

                           (i) This Agreement shall be governed by and
construed in accordance with the internal substantive laws of the State of New York, without regard to its choice of law principles (other than Section 5-1401 of the New York General Obligations Law). Any legal action or proceeding with respect to this Agreement and any document delivered in connection herewith may be brought in the courts of the State of New York or of the United States of America for the Southern District of New York, and, by execution and delivery of this Agreement, the parties hereby accept the jurisdiction of the aforesaid courts. The parties hereto each irrevocably waives any objection, including, without limitation, any objection to the laying of venue or based on the grounds of FORUM NON CONVENIENS, which they may now or hereafter have to the bringing of any such action or proceeding in such jurisdiction. Each of the Loan Parties agrees to submit to personal jurisdiction in the State of New York in any action or proceeding arising out of this Agreement and any documents delivered in connection herewith and, in furtherance of such agreement, each of the Loan Parties hereby agrees and consents that, without limiting other methods of obtaining jurisdiction, personal jurisdiction over the Loan Parties in any such action or proceeding may be obtained within or without the jurisdiction of any court located in New York and that any process or notice of motion or other application to any such court in connection with any such action or proceeding may be served upon the Loan Parties by registered mail to or by personal service, unless otherwise designated in writing in accordance with the notice requirements set forth below.

                           (j) EACH OF THE LOAN PARTIES HEREBY IRREVOCABLY
DESIGNATES CT CORPORATION SYSTEM LOCATED AT 1633 BROADWAY, NEW YORK, NEW YORK, AS THE DESIGNEE, APPOINTEE AND AGENT OF SUCH LOAN PARTY TO RECEIVE, FOR AND ON BEHALF OF SUCH LOAN PARTY, SERVICE OF PROCESS IN SUCH RESPECTIVE JURISDICTIONS IN ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER NEW LOAN DOCUMENT. IT IS UNDERSTOOD THAT A COPY OF SUCH PROCESS SERVED ON SUCH AGENT AT ITS ADDRESS WILL BE PROMPTLY FORWARDED BY MAIL TO SUCH LOAN PARTY, BUT FAILURE OF SUCH LOAN PARTY TO RECEIVE SUCH COPY SHALL NOT AFFECT IN ANY WAY THE SERVICE OF SUCH PROCESS.

                           (k) EACH OF THE LOAN PARTIES AND BTCo HEREBY WAIVES
ITS RIGHT TO TRIAL BY JURY IN ANY CONTROVERSY ARISING OUT

OF OR RELATING TO THIS AGREEMENT OR ANY OF THE NEW LOAN DOCUMENTS.

                           (l) BTCo SHALL HAVE NO LIABILITY TO THE LOAN PARTIES
(WHETHER SOUNDING IN TORT, CONTRACT, OR OTHERWISE) FOR LOSSES SUFFERED BY ANY LOAN PARTY IN CONNECTION WITH, ARISING OUT OF, OR IN ANY WAY RELATED TO THE TRANSACTIONS OR RELATIONSHIPS CONTEMPLATED BY THIS AGREEMENT, OR ANY ACT, OMISSION OR EVENT OCCURRING IN CONNECTION THEREWITH, UNLESS IT IS DETERMINED BY A FINAL AND NONAPPEALABLE JUDGMENT OR COURT ORDER BINDING ON BTCo, THAT THE LOSSES WERE THE RESULT OF ACTS OR OMISSIONS CONSTITUTING GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF BTCo. EACH OF THE LOAN PARTIES HEREBY WAIVES ALL FUTURE CLAIMS AGAINST BTCo FOR SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES UNLESS RESULTING FROM THE GROSS NEGLIGENCE OF BTCo OR BTCo's KNOWING VIOLATION OF THE LAW.

                           (m) No delay or omission by BTCo in exercising any
right or remedy hereunder shall impair any such right or operate as a waiver thereof. No single or partial exercise by BTCo of any right or remedy shall preclude any other or further exercise thereof, or preclude any other right or remedy.

                           (n) This Agreement may be executed in any number of
counterparts and by different parties to this Agreement on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same agreement. Any signature delivered by a party by facsimile transmission shall be deemed to be an original signature hereto.

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                              BANKERS TRUST COMPANY

                              By: /S/ THOMAS J. O'BRIEN
                                  ----------------------------------------------
                                 Thomas J. O'Brien
                                 Principal

                              AUTOMATIC SYSTEMS DEVELOPERS, INC.

                                  By: /S/ PETER C. ZACHARIOU
                                      ------------------------------------------
                                  Name: Peter C. Zachariou
                                  Title: President

                              ASD GROUP, INC.,
                              formerly known as Dutchess Design
                              and Development, Inc.

                                   By: /S/ PETER C. ZACHARIOU
                                       -----------------------------------------
                                  Name: Peter C. Zachariou
                                  Title: President


                              HIGH TECHNOLOGY COMPUTERS, INC.


                                   By:/S/ PETER C. ZACHARIOU
                                      ------------------------------------------
                                      Name: Peter C. Zachariou
                                      Title: President

                              NETCOMP, INC., formerly known as
                              ASD Office Systems, Inc.

                                   By:/S/ GARY D. HORNE
                                      ------------------------------------------
                                      Name: Gary D. Horne
                                      Title: Chairman/Board of Directors

                                                                       EXHIBIT C

                             CONSENT AND AFFIRMATION

                  PNC Bank, National Association ("PNC") and Bankers Trust Company ("BTCO"), as parties to the Intercreditor and Subordination Agreement (as amended from time to time, the "INTERCREDITOR AGREEMENT"), dated as of December 18, 1997, do hereby agree as follows:

                  1. PNC consents to the payment of $250,000 by Automatic Systems Developers, Inc. and ASD Group, Inc. (the "BORROWERS"), pursuant to that certain Second Restructuring Agreement (the "RESTRUCTURING AGREEMENT") dated as of February 26, 1999 among BTCo, the Borrowers, High Technology Computers, Inc. and Netcomp, Inc., to be applied as stated in the Restructuring Agreement, and PNC further waives any provisions to the contrary in the Intercreditor Agreement.

                  2. PNC and BTCo hereby affirm, ratify and acknowledge all other terms and conditions of the Intercreditor Agreement.

                  IN WITNESS WHEREOF, the undersigned have caused this Consent and Affirmation to be executed by their duly authorized officers as of February 26, 1999.

                                           PNC BANK, NATIONAL ASSOCIATION

                                           By:/S/ LASZLO HAJDU-NEMETH
                                              ----------------------------------
                                              Name: Laszlo Hajdu-Nemeth
                                              Title: Senior Vice President

                                           BANKERS TRUST COMPANY

                                           By:/S/ THOMAS J. O'BRIEN
                                              ----------------------------------
                                              Thomas J. O'Brien
                                              Principal